UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2021

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2021, Applied Genetic Technologies Corporation (the “Company”) announced the appointment of Jonathan I. Lieber, 52, as the Company’s Chief Financial Officer beginning on September 20, 2021. On September 3, 2021, the Company entered into an offer letter with Mr. Lieber (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Lieber’s employment with the Company will be on an at-will basis, he will be paid an annual base salary of $416,000 and he will be eligible for an annual bonus targeted at 40% of his base salary. The Company will also award Mr. Lieber a signing bonus of $100,000, provided that, in the event of Mr. Lieber’s termination by the Company for Cause (as defined in the Offer Letter) or by Mr. Lieber voluntarily, Mr. Lieber will be required to return the full amount of the signing bonus if such termination occurs within one year of his start date and 50% of the signing bonus if such termination occurs more than one year but less than two years following his start date. In connection with his start date, Mr. Lieber will be awarded an option to purchase 202,000 shares of the Company’s common stock, subject to his continued employment with the Company, which will vest over four years, with 25% vesting after the first anniversary of the grant date. Mr. Lieber will be required to enter into the Company’s standard Nondisclosure, Inventions and Non-Competition Agreement. In connection with his appointment, the Company will also enter into an employment agreement with Mr. Lieber. Upon the execution of such employment agreement, a copy of the employment agreement will be filed as an exhibit in an amendment to this Current Report on Form 8-K.

Provided that he has been employed for at least one month, Mr. Lieber will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Lieber for Good Reason (as defined in the Offer Letter), in each case, subject to execution of a mutually acceptable release and settlement agreement. If such termination occurs, Mr. Lieber shall be entitled to receive nine months of his then current base salary, including the amount of any earned bonus and the Company portion of COBRA premiums.

From December 2018 through September 2021, Jonathan Lieber was managing director of Danforth Advisors, a biotech financing and accounting advisory firm. In connection with his service at Danforth Advisors, Mr. Lieber served as interim chief financial officer for a number of companies, including Histogenics Corporation from December 2018 through September 2019, Entera Bio from November 2019 through April 2020, ENYO Pharma SA from May 2019 through September 2021, Checkmate Pharmaceuticals from May 2019 through December 2020, Turnstone Biologics from February 2021 through September 2021, Prime Medicine Inc. from December 2019 through September 2021, Organovo Holdings, Inc. from May 2021 through September 2021, and Cognito Therapeutics from May 2021 through September 2021. Mr. Lieber previously served as Chief Financial Officer of Histogenics Corporation, a biopharmaceutical company focused on the development of restorative cell therapies, from June 2015 through December 2018. Prior to that, he was Senior Vice President and Chief Financial Officer of Metamark Genetics, Inc., a privately held, urology-focused, molecular diagnostics company, from January 2014 to June 2015. From September 2012 to September 2013, Mr. Lieber served as the Chief Financial Officer and Treasurer of Repligen Corporation, a manufacturer and supplier of high-value consumables to the life sciences industry. From June 2009 to May 2012, Mr. Lieber served as Chief Financial Officer and Treasurer of Xcellerex, Inc., a privately-held company engaged in the manufacture and sale of capital equipment and related consumables to the biopharmaceutical industry. Since June 2020, Mr. Lieber has served on the board of directors of Salarius Pharmaceuticals, a cancer-focused biotechnology company. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration and finance from Boston University.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A press release regarding the appointment of Mr. Lieber as Chief Financial Officer is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated as of September 3, 2021, by and between the Company and Jonathan I. Lieber.

99.1	Press release dated September 8, 2021, entitled “AGTC is Excited to Announce Seasoned Healthcare Financial and Operations Executive Jonathan I. Lieber as their new Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Stephen W. Potter
Stephen W. Potter
Chief Business Officer

Date: September 8, 2021

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